THIRD AMENDMENT TO LOAN AGREEMENT

This Third Amendment to Loan Agreement (“Third Amendment”) is made and entered into as of July 1, 2014 by and between HEP INVESTMENTS LLC, a Michigan limited liability company (“Lender”), and HEALTH ENHANCEMENT PRODUCTS, INC., a Nevada corporation (“Borrower”).

R E C I T A L S

A.

Borrower and Lender entered into a Second Amendment to Loan Agreement, dated as of December 16, 2013, and a First Amendment to Loan Agreement, dated as of April 15, 2013, which amended the Loan Agreement dated as of December 1, 2011 (as the same may be amended, modified or restated from time to time, the “Loan Agreement”) whereby Lender made a loan to Borrower evidenced by an Amended and Restated Senior Secured Convertible Promissory Note, dated as of December 1, 2011, which has been amended pursuant to a Second Amended and Restated Senior Secured Convertible Promissory Note dated December 16, 2013 and a Third Amended and Restated Senior Secured Convertible Promissory Note dated March 17, 2014, made by Borrower in favor of Lender.

B.

Borrower and Lender desire to make certain changes to the Loan Agreement upon the terms and conditions hereinafter set forth in connection with the execution of a Fourth Amended and Restated Senior Convertible Promissory Note dated of even date herewith, including the consent of the Guarantors to such amendment endorsed hereon.

NOW THEREFORE, in consideration of the covenants and agreements of the parties, Borrower and Lender, with the consent and agreement of the undersigned Guarantors (each a “Guarantor” and collectively the “Guarantors”), agree as follows:

1.

Capitalized Terms.  Capitalized terms used but not otherwise defined in this Third Amendment shall have the meanings given to such terms in the Loan Agreement.

2.

Continued Effect.  Except as specifically modified or amended by the terms of this Third Amendment, all other terms and provisions of the Loan Agreement and all other Loan Documents (as defined in the Loan Agreement) shall continue in full force and effect.  By execution of this Amendment, Borrower and each Guarantor hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement, the Note and the other Loan Documents.

3.

Amendments to Sections 1 and 2. Sections 1 and 2 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

“1.

Loan.  Lender agrees to make a loan to Borrower in the amount of up to $6,000,000 (the “Loan”) in accordance with the terms of that certain Fourth Amended and Restated Senior Secured Convertible Promissory Note attached hereto as Exhibit A (the “Note”).

2.

Funding Timing.  Lender hereby agrees to fund the proceeds of the Note as follows:

(a)

Lender will fund portions of the remainder of the $6,000,000.00 (the Loan amount prior to this Third Amended Loan Agreement) of the Loan at such times as it determines in its discretion after the execution and delivery of this Third Amendment and the Note.  After giving effect to such additional advance(s), Lender and Borrower shall document the total balance of the Loan.

(b)

In the event that Borrower requires additional financing, Borrower shall so notify Lender and advise Lender of the intended use of proceeds of such financing.  Lender shall have the right, but not the obligation, to advance such amount under the Loan (but in no event more than an additional $250,000 in the aggregate) within twenty (20) days after request therefor.  If Lender refuses to fund such amount or fails to do so within such 20-day period, Borrower shall have the right to seek such financing from a third-party on terms and conditions no more favorable to the lender than those set forth in the Loan and Lender will be deemed to have waived the covenants set forth in Section 9(c) and (d) of the Loan Agreement with respect to such financing.”

4.

Amendment to Section 6.  Section 6 of the Loan Agreement is amended by adding the following at the end of the section:

“Further, Borrower shall issue Lender a warrant to purchase 1,333,333 shares of Borrower’s common stock pursuant to the terms of that certain warrant attached as Exhibit I (“Second Warrant” and together with the Exhibit G Warrant, collectively, the “Warrant”) and Borrower and Lender shall amend the registration rights agreement in the form attached as Exhibit J (Exhibit H, as amended by Exhibit J, the “Registration Rights Agreement”).  Parties acknowledge and agree the fair market value of the Second Warrant is one hundred dollars ($100).”

5.

Guarantors Consent.  The Guarantors hereby consent to this Third Amendment and acknowledge and agree that their Guaranties remain in full force and effect in accordance with their respective terms, including the increase in the amount of the Loan, and that the Guarantors have no defenses, setoff of counterclaims with respect thereto.

6.

Authority.  Each individual executing this Third Amendment on behalf of the respective parties hereto represents and warrants that he/she is duly authorized to execute and deliver this Third Amendment on behalf of the respective party hereto and that this Third Amendment is binding upon the respective party in accordance with its terms.

7.

Counterparts.  This Third Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.  Copies (whether photostatic, facsimile or otherwise) of this Third Amendment may be made and relied upon to the same extent as an original.

[Signatures on next page]

IN WITNESS WHEREOF, Lender, Borrower and Guarantors have executed this Third Amendment to Loan Agreement as of the date first written above.

BORROWER:

HEALTH ENHANCEMENT PRODUCTS, INC., a Nevada corporation

By: /s/ PHILIP M. RICE II

Name: Philip M. Rice, II

Title: Chief Financial Officer

LENDER:

HEP INVESTMENTS LLC, a Michigan limited liability company

By: /s/ LAITH YALDOO

      Laith Yaldoo, Manager

ACKNOWLEDGED AND AGREED BY THE UNDERSIGNED GUARANTORS:

HEALTH ENHANCEMENT CORPORATION, a Nevada corporation

By: /s/ PHILIP M. RICE II

Print Name: Philip M. Rice, II

Its: Chief Financial Officer

HEPI PHARMACEUTICALS, INC., a Delaware corporation

By: /s/ PHILIP M. RICE II

Print Name: Philip M. Rice, II

Its: Chief Financial Officer